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                                 PROMISSORY NOTE
                                 ---------------

U.S. $8,200,000.00                                       Dated: October 10, 2001

                   FOR VALUE RECEIVED, the undersigned, Terra Nitrogen, Limited Partnership, a Delaware limited partnership ("Borrower"), HEREBY PROMISES TO
                                               --------
PAY to the order of Terra Capital, Inc. ("Lender") on October 15, 2008 (the
                                          ------
"Maturity Date") the principal sum of U.S. $8,200,000 (EIGHT MILLION TWO
  -------------
HUNDRED THOUSAND U.S. DOLLARS AND NO CENTS). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture (as defined below).

                   1. Subject to the terms and conditions hereof, Lender agrees to advance to Borrower on the date hereof such sums as Borrower may request (the "Advances"). Advances shall be made in lawful money of the United States
       --------
of America ("U.S. Dollars" or "U.S.$") and shall be made in same day or
              ------------
immediately available funds. Subject to the terms and conditions hereof, Borrower may prepay the Advances. Notwithstanding anything to the contrary contained herein, (i) the Advances shall be made to Borrower on the date hereof in the amount of U.S. $8,200,000 and (ii) the maximum amount of Advances that may be outstanding hereunder is U.S. $8,200,000.

                   2. The Advances will bear interest at a rate per annum from the date hereof equal to the weighted average interest rate of all borrowings then outstanding under the Credit Facility, to be computed on the basis of a 360 day year of twelve 30 day months. Borrower promises to pay interest on the unpaid principal amount of Advances from the date hereof until such principal amount is paid in full on each April 15 and October 15.

                   3. Both principal and interest are payable in lawful money of the United States of America to Lender in same day funds. The Advances made by Lender to Borrower pursuant to the terms hereof, and all payments made on account of principal thereof, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note; provided that the failure of Lender to make any such -------- recordation or endorsement shall not affect the obligations of Borrower hereunder.

                   4. This Promissory Note is secured by (i) a security agreement (as amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof, the "Security Agreement"), in the form
                                           ------------------
annexed hereto as Exhibit A, among Borrower, TNCLP, Lender, Terra Capital and
                  ---------
the Trustee and dated as of the date hereof and (ii) those certain mortgages (as amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof, the "Mortgages"; together with the Security Agreement
                             ---------
and each other security agreement, mortgage, deed of trust, pledge, collateral as-

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                                      -2-

signment, charge, debenture or other agreement or instrument from time to time evidencing or creating any security interest or lien in favor of Lender encumbering any assets of the type described in the definition of Pledged Collateral (as defined in the Security Agreement), Mort-gaged Property (as defined in the Mortgages) or Second Lien Collateral (as defined in the Security Agreement), in each case as amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof, the "Security
                                                              --------
Documents") in the form annexed hereto as Exhibit B between Borrower and Terra
---------                                 ---------
Capital and dated as of the date hereof. Reference is made to the Security Documents as to the nature and extent of the security (the "Collateral") for
                                                            ----------
this Promissory Note, the rights of Lender and Borrower and Terra Capital with respect to the Collateral and the acceleration of the maturity of this Promissory Note, all of the terms of which are hereby incorporated herein by reference.

         5. This Promissory Note is unconditionally guaranteed by a guaranty in the form annexed hereto as Exhibit C.
                                       ---------

         6. Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

         7.       [Intentionally Omitted.]

         8.       In the event (each, an "Event of Default") that (a) an event
                                          ----------------
set forth in Section 6.1 of the Indenture or Section 9.1 of the Credit Facility shall occur, (b) Borrower shall fail to pay any principal of any Advance pursuant to this Promissory Note when the same becomes due and payable, (c) Borrower or any of its Material Subsidiaries (as defined in the Credit Facility) shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Borrower or any of its Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, administrative receiver, liquidator, provisional liquidator, administrator, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceedings instituted against Borrower or any of its Material Subsidiaries (but not instituted by it), either such proceedings shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceedings shall occur, or (d) Borrower or any of its Material Subsidiaries shall take any corporate action to authorize any of the actions set forth in the immediately preceding clause (c) then, and in any such event, Lender may, by notice to Borrower, declare the Advances and this Promissory Note, all interest thereon and all other amounts payable under this Agreement and the Security Documents to be forthwith due and payable, whereupon the Advances and this Promissory Note, all

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such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower; provided that in the case
                                                      --------
of the occurrence of an Event of Default referred to in Section 6.1 (vii) or
(viii) of the Indenture or Section 9.1(g) of the Credit Facility,(x)the obligation of Lender to make Advances shall automatically be terminated and (y) the Advances and this Promissory Note, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by Borrower.

                  9.  [Intentionally Omitted.]

                  10. Pursuant to the applicable Security Document (as defined in the Indenture), the Lender has assigned all of its rights and remedies under and in respect of this Promissory Note to U.S. Bank National Association, as Trustee under the Indenture (and its successors and assigns in such capacity) for the benefit of the Noteholders (as defined therein), and the Borrower hereby acknowledges and consent to such assignment.

                  11. This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York, United States, without giving effect to principles of conflict of laws thereof.

                  12. This Promissory Note cannot be amended without the consent of holders of a majority of the Notes in the manner provided for in the Indenture.

                  13. Borrower shall have the right at its option from time to time to prepay this Promissory Note in whole or in part without premium or penalty; provided that in no event may Borrower prior to the Maturity Date
         --------
prepay this Promissory Note below the aggregate principal amount of all Advances outstanding on the date hereof except to the extent that, after giving effect to such prepayment, the aggregate principal amount of all Fixed Asset Intercompany Notes then outstanding exceeds the aggregate principal amount of Notes outstanding; provided,further, that in the event TNCLP becomes a Wholly Owned
             -------- -------
Subsidiary, Borrower shall have the right at its option to prepay this Promissory Note in whole without premium of penalty without reference to the preceding proviso.

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                                       -4-



                                            TERRA NITROGEN, LIMITED
                                               PARTNERSHIP

                                            By: TERRA NITROGEN COMPANY,
                                                 L.P., its general partner

                                            By:   /s/ Mark A. Kalafut
                                               -----------------------------
                                                 Name:  Mark A. Kalafut
                                                 Title: Vice President

Acknowledged and Agreed:

TERRA CAPITAL, INC.


By: /s/ Wynn S. Stevenson
   -------------------------
    Name:  Wynn S. Stevenson
    Title: Vice President

           This Promissory Note is payable to the order of U.S. Bank National Association, as Trustee.


TERRA CAPITAL, INC.


By: /s/ Wynn S. Stevenson
   ------------------------
    Name:  Wynn S. Stevenson
    Title: Vice President

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                                      -5-

                       ADVANCES AND PAYMENTS OF PRINCIPAL
                       ----------------------------------

                                      Amount of       Unpaid
                    Amount of       Principal Paid   Principal     Notation
       Date          Advance          or Prepaid      Balance       Made By
    ------------  -------------  -----------------  ------------  ------------